UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)		75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
          On October 5, 2009 (the “PNC Effective Date”), our wholly owned subsidiaries Digital Recorders, Inc. and TwinVision of North America, Inc. (collectively, the “Borrowers”), and DRI Corporation (“DRI” and, together with the Borrowers, each a “Loan Party” and collectively, the “Loan Parties”), entered into Amendment No. 5 to Revolving Credit and Security Agreement (the “PNC Amendment”) with the financial institutions party thereto (the “Lenders”) and PNC Bank, National Association, as agent for the Lenders (the “Agent”). The PNC Amendment amends the terms of the Revolving Credit and Security Agreement, dated as of June 30, 2008, by and among the Borrowers, DRI, the Lenders and the Agent, as amended (the “PNC Facility”).
          On October 1, 2009, the Loan Parties entered into a Fourth Amendment to the Loan and Security Agreement (the “BHC Amendment”) with BHC Interim Funding III, L.P. (“BHC”). Upon effectiveness thereof, the BHC Amendment will amend the terms of the Loan and Security Agreement, dated as of June 30, 2008, by and among the Borrowers, DRI and BHC, as amended (the “BHC Agreement”).
          On September 30, 2009, DRI entered into a Second Amendment to Warrant with BHC (the “BHC Warrant Amendment”), effective as of July 1, 2009. The Warrant Amendment modifies the terms of that certain Warrant, dated as of June 30, 2008, as amended (the “BHC Warrant”).
          The material terms of the PNC Amendment, the BHC Amendment and the BHC Warrant Amendment are described in Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
PNC Amendment:
          On October 1, 2009, the Borrowers, DRI, the Lenders and the Agent entered into the PNC Amendment to, among other things, effect the following:
•	Obtain the Agent’s and the Lender’s consent for DRI to issue a new series of preferred stock substantially on the terms described below and to be designated the Series K Senior Convertible Preferred Stock (the “Series K Preferred Stock”), so long as the net proceeds of such issuance are utilized to repay outstanding Advances (as defined in the PNC Facility) and to use Advances to make a recallable equity investment in Mobitec AB, DRI’s wholly owned Swedish subsidiary (“Mobitec AB”), on or after the PNC Effective Date in an amount not to exceed, if DRI receives gross proceeds from the issuance of the Series K Preferred Stock of (i) no more than $3.5 million, $1 million, (ii) $5 million, $1.5 million, and (iii) in excess of $3.5 million but less than $5 million, $1 million plus the lesser of (a) $500,000 and (b) an amount determined by multiplying (x) the quotient (expressed as a percentage) of (1) the amount by which gross proceeds from the issuance of Series K Preferred Stock exceeds $3.5 million, divided by (2) $1.5 million, by (y) $500,000 (the foregoing clauses (i) through (iii) collectively referred to as the “Contribution Amount”); provided, however, that (x) the amount of the proceeds applied to repay Advances must be equal to or greater than the Contribution Amount and (y) the amount of the proceeds as applied to prepay the Subordinated Notes may not exceed the Prepayment Amount, as defined below; and

•	Obtain the Agent’s and the Lender’s consent to the prepayment of the subordinated promissory notes issued by the Borrowers in favor of BHC, dated as of June 30, 2008, in the aggregate principal amount of $5 million (the “Subordinated Notes”) with a portion of the proceeds of the Series K Preferred Stock in an amount not to exceed the Prepayment Amount;
The Prepayment Amount shall be an amount that is dependent upon the gross proceeds that DRI receives from the issuance of the Series K Preferred Stock, as follows: if DRI receives gross proceeds from the issuance of the Series K Preferred Stock of (i) no more than $3.5 million, $250,000, (ii) $5 million, $1 million, and (iii) in excess of $3.5 million, but less than $5 million, $250,000 plus the lesser of (a) $750,000 and (b) an amount determined by multiplying (x) the quotient (expressed as a percentage) of (1) the amount by which gross proceeds from the issuance of the Series K Preferred Stock exceed $3.5 million, divided by (2) $1.5 million, by (y) $750,000 (the foregoing clauses (i) through (iii) are collectively referred to as the “Prepayment Amount”);
In addition to the above consents, the PNC Amendment also:
•	Increases the monthly collateral evaluation fee that Borrowers must pay to the Agent from $2,000 to $2,500 per month;

•	Increases the daily collateral monitoring fee that Borrowers must pay to the Agent from $750 to $850 per day, per person employed to perform collateral monitoring;

•	Allows the Borrowers to make dividends or distributions to DRI to enable DRI to pay up to the sum of (a) $150,000 plus (b) the result of 9.5% of the amount of the Series K Preferred Stock issued by DRI on or prior to October 31, 2009;

•	Permits the Loan Parties and their U.S. subsidiaries to enter into any transaction, capital contribution, investment and transfers which, in the aggregate for all such events, do not exceed $2 million plus the Contribution Amount; and

•	Permits DRI to adopt the Certificate of Designation of, and amend its Articles of Incorporation to authorize, the Series K Preferred Stock, which is expected to contain the following terms and conditions:
•	Dividends. The Series K Preferred Stock shall accrue dividends quarterly at the rate of nine and one-half percent (9-1/2%) per annum on the Liquidation Preference (as defined below), compounded quarterly.Dividends on the Series K Preferred Stock shall be payable in cash or additional shares of Series K Preferred Stock, at the option of each Series K Investor, which option shall be designated in writing on an annual basis before December 1 of each year and, if not otherwise designated, shall be payable in cash. With respect to the payment of dividends, the Series K Preferred Stock shall rank prior and superior to the Company’s Series AAA Preferred Stock, Series E Redeemable Nonvoting Convertible Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series J Convertible Preferred Stock, and Common Stock (collectively, the “Junior Stock”).

•	Voting. The holders of the Series K Preferred Stock shall be entitled to vote with the holders of the Common Stock as a single class on any matters on which the holders of the Common Stock are entitled to vote. The holders of the Series K Preferred Stock shall be entitled to a number of votes equal to the quotient obtained by dividing the Liquidation Preference by $3.50.

•	Liquidation. The liquidation preference for the Series K Preferred Stock shall be initially set at $5,000 per share (the “Liquidation Preference”). The Series K Preferred Stock shall rank prior and superior to the Junior Stock.

•	Redemption. The holders of the Series K Preferred Stock will not hold a right to cause the Company to redeem their shares. However, the Company shall have the right, but shall not have the obligation, to redeem all or any portion of the outstanding shares of Series K Preferred Stock. The redemption price to be paid by the Company for any shares of Series K Preferred Stock shall be equal to the Liquidation Preference for those shares, plus the cash value of all accrued but unpaid dividends thereon.

•	Optional Conversion. Any or all outstanding shares of Series K Preferred Stock shall be be converted into a number of fully paid and nonassessable shares of Common Stock at the option of the holder. The number of shares of Common Stock to be received upon conversion shall be determined by multiplying the number of Series K Preferred Stock to be converted by a fraction, the numerator of which shall be the Liquidation Preference plus all accrued but unpaid dividends on such shares, and the denominator of which shall be the conversion price then in effect for the Series K Preferred Stock. The initial conversion price for the Series K Preferred Stock shall be set at $3.50 per share. The conversion price will be subject to adjustments upon the occurrence of stock splits, stock dividends, consolidations, reclassifications, exchanges and substitutions

•	Automatic Conversion. The outstanding shares of Series K Preferred Stock shall automatically convert to shares of Common Stock if the closing bid price for the Common Stock on The Nasdaq Stock Market (or other exchange or market on which the Common Stock may be traded) for any consecutive twenty (20) day period exceeds $7.00.
     The description of the terms and conditions of the PNC Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the PNC Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed on or before November 14, 2009. The description of the terms and conditions of the Series K Preferred Stock is subject to the Company’s filing of a formal Certificate of Designation with the Secretary of State of the State of North Carolina, which will be disclosed by the Company via a Form 8-K within four business days after such filing.
BHC Amendment:
          On October 1, 2009, the Loan Parties and BHC entered into the BHC Amendment to, among other things, effect the following:
•	Permit the Loan Parties to make a recallable equity investment in Mobitec AB on or about October 1, 2009 (the “BHC Effective Date”), in an amount not to exceed the Contribution Amount (as defined above);

•	Permit the Loan Parties to make a recallable equity investment in Mobitec Empreendimientos e Participações Ltda., Mobitec AB’s wholly-owned Brazilian subsidiary (“Mobitec Par”), on or about the BHC Effective Date in an amount not to exceed $400,000;

•	Allow the Borrowers to make dividends or distributions to DRI to enable DRI to pay up to the sum of (a) $150,000 plus (b) the result of 9.5% of the amount of the Series K Preferred Stock issued by DRI on or prior to October 31, 2009, in the aggregate in any fiscal year, of dividends or distributions with respect to DRI’s preferred stock;

•	Allow Loan Parties and their U.S. subsidiaries to enter into any transaction, capital contribution, investment and transfer which, in the aggregate for all such events, do not exceed $2 million plus the Contribution Amount; and

•	Permit DRI to adopt the Certificate of Designation of, and amend its Organizational Documents to authorize, the Series K Preferred Stock, which is expected to contain the terms and conditions set forth above.
          The description of the terms and conditions of the BHC Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the BHC Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed on or before November 14, 2009.
BHC Warrant Amendment:
          On September 30, 2009, DRI and BHC entered into the BHC Warrant Amendment, effective as of July 1, 2009. The BHC Warrant Amendment modifies the exercise price (the “Exercise Price”) at which BHC was entitled, under the terms of the BHC Warrant, as amended, to purchase an aggregate of 350,000 shares of DRI’s common stock, par value $0.10 per share (the “Common Stock”). Pursuant to the terms of the BHC Warrant Amendment, BHC now holds the right to purchase (i) 200,000 shares of Common Stock at an exercise price equal to $1.00 per share, and (ii) 150,000 shares of Common Stock at an exercise price equal to $2.50 per share.
          The BHC Warrant Amendment also deletes the Dilutive Issuance provision (the “Provision”) contained in the BHC Warrant. Pursuant to the Provision, if DRI effects a “Dilutive Issuance” (as defined below) at any time while the BHC Warrant is outstanding, then the Exercise Price shall be adjusted in accordance to the procedures described in the Provision. Under the BHC Warrant, the term “Dilutive Issuance” means that DRI, at a per share price which is less than the Exercise Price, shall: (a) offer, sell, or grant any option to any person to purchase its Common Stock or Common Stock equivalents; (b) offer, sell or grant to any person any right to reprice its Common Stock equivalents; or (c) otherwise dispose of or issue any Common Stock or Common Stock equivalents to any person, other than the issuance of options and shares of Common stock at any time pursuant to any of DRI’s existing equity compensation plans or pursuant to any of DRI’s existing Common Stock equivalents.
          The description of the terms and conditions of the BHC Warrant Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the BHC Warrant Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed on or before November 14, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: October 6, 2009

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary